Exhibit 99.5

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made as of this 31st day of March, 2009, by and between The First Marblehead Corporation, a Delaware corporation (“Seller”), VCG Owners Trust, a Delaware statutory trust (“Purchaser”), and VCG Securities LLC, a Florida limited liability company (“Vanquish Investor”).

WITNESSETH:

WHEREAS, pursuant to that certain Purchase Agreement dated as of March 31, 2009, by and among the parties hereto (the “Purchase Agreement”), the parties agreed that as a condition to the closing of the transactions contemplated therein that they would enter into an indemnification agreement with respect to certain liabilities related to (i) the NC Residuals Owners Trust, a Delaware statutory trust (the “Company”), formed by the statutory conversion of GATE Holdings, Inc., a Delaware corporation, (ii) certificates of beneficial ownership interest (the “Residuals”) of certain trusts listed in the Purchase Agreement (the “NCSLT Trusts”) and (iii) the limited liability company interest in NC Owners LLC (f/k/a The National Collegiate Funding LLC) (“NCF”), a Delaware limited liability company;

WHEREAS, Seller has agreed to enter into this Agreement to satisfy that condition under the Purchase Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.01.      Definitions.  Capitalized terms used herein without definition have the meanings assigned thereto in the  Purchase Agreement.  Whenever used in this Agreement, the following words and phrases shall have the following meanings:

“Agreement” means this Indemnification Agreement, as it may be amended from time to time.

“Indemnified Party” has the meaning set forth in Section 3.01.

“Indemnifying Party” has the meaning set forth in Section 3.02.

“Independent Accountants” means a nationally recognized firm of independent certified public accountants to be agreed upon by Seller and Purchaser other than any firm which performs, or within the past three years has performed, audits or financial statement reviews or financial statement compilations for any of the Company, NCSLT Trusts, NCF, Seller, Purchaser or Vanquish Investor.

“SEC Reports” means all registration statements, forms, reports and other public documents filed by Seller or the NCSLT Trusts with the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Securities” means securities issued by and of the NCSLT Trusts.

“Tax Authority” means any governmental authority responsible for the imposition or collection of any Tax.

SECTION 1.02.      Interpretive Provisions.  The General Interpretive Principles set forth in Section 10.6 of the Purchase Agreement are incorporated herein by reference.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

Seller represents and warrants to Purchaser and Vanquish Investor as follows:

(1)           It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and it has the power to own its assets and to transact the business in which it is currently engaged.  It is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its type of organization and the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on its business, properties, assets, or condition (financial or other);

(2)           It has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business and its type of organization requires such licenses or approvals unless the failure to obtain any such licenses or approvals would have no material adverse effect on the ability of such party to fulfill its obligations hereunder;

(3)           It has the power and authority to execute and deliver this Agreement and to carry out the terms hereof; and the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary action;

(4)           This Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as enforcement of such terms may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity), and except as enforcement of any terms relating to indemnification may be limited by applicable securities law;

(5)           The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not, to the knowledge of Seller, conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, its governing documents, or any material indenture, agreement or other instrument to which it is a party or by which it is bound; or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument; or violate any law or any order, rule or regulation applicable to it of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or its properties; and

(6)           There are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or its properties: (1) asserting the invalidity of this Agreement (2) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (3) except as otherwise disclosed in the SEC Reports or in the Disclosure Schedule, seeking any determination or ruling that is likely to materially and adversely affect the performance by it of its obligations hereunder or the validity and enforceability of this Agreement.

ARTICLE 3

INDEMNIFICATION

SECTION 3.01.      Indemnification by First Marblehead .  Seller (the “Indemnifying Party”) shall indemnify, hold harmless and defend each of Purchaser and Vanquish Investor, and each of its officers, directors, employees, representatives, attorneys, agents and each person who controls either Purchaser and Vanquish Investor within the meaning of  Section 15 of the Securities Act (each, an “Indemnified Party”), as follows:

(a)           against any and all loss, liability, claim, damage (but excluding any consequential, special, indirect, punitive or incidental damages) and expense (including reasonable attorneys’ fees) net of any tax effect (collectively, “Losses”) arising out of any offering of Securities, by the NCSLT Trusts prior to the Closing Date;

(b)           against any and all Losses arising out of the purchase of student loans by NCF and the subsequent sale of those student loans to any of the NCSLT Trusts prior to the date of this Agreement;

(c)           against any and all Losses related to any failure by any of the Company, NCF or any of the NCSLT Trusts, for each tax year ended on or prior to the Closing Date, to file any Income Tax Returns that any of them has been required to file, or pay all Taxes payable by any of them; provided that the indemnity and hold harmless provisions set forth in this Section 3.01(c) shall not apply to the extent of any Taxes that the Seller timely remits to the Purchaser; and

(d)           against any and all expense whatsoever (including the reasonable fees and disbursements of counsel) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any person, governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any claim described in clause (a) or (b) above.

SECTION 3.02.      Procedure for Indemnification for Claims Other than Tax Claims.  An Indemnified Party shall give written notice to the Indemnifying Party of any claim, except for a claim described in Section 3.01(c) herein, with respect to which it seeks indemnification promptly after the discovery by such party of any matters giving rise to a claim for indemnification; provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless and to the extent that the Indemnifying Party shall have been materially prejudiced by the failure of such Indemnified Party to notify such party.  Such notice shall describe in reasonable detail such claim.  In case any such action, suit, claim or proceeding is brought against an Indemnified Party, the Indemnified Party shall be entitled to hire, at its own expense, separate counsel and participate in the defense thereof; provided, however, that the Indemnifying Party shall be entitled to assume and conduct the defense, unless the Indemnifying Party determines otherwise and following such determination the Indemnified Party assumes responsibility for conducting the defense (in which case the Indemnifying Party shall be liable for any fees and out-of-pocket expenses reasonably incurred by the Indemnified Party in connection with assuming and conducting the defense, after final disposition of such action, suit, claim or proceeding).  If the Indemnifying Party assumes the defense of any claim, all Indemnified Parties shall thereafter deliver to the Indemnifying Party copies of all notices and documents (including court papers) received by the Indemnified Party relating to the claim, and any Indemnified Party shall cooperate reasonably in the defense or prosecution of such claim.  Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such claim and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  The Indemnifying Party shall not be liable for any settlement of any action, suit, claim or proceeding affected without its written consent; provided, however, the Indemnifying Party shall not unreasonably withhold, delay or condition its consent.  The Indemnifying Party further agrees that it will not, without the Indemnified Party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification may be sought hereunder unless such settlement or compromise includes an unconditional release of each Indemnified Party from all liability arising out of such action, suit, claim or proceeding.

SECTION 3.03.      Remedies.  The obligations of the Indemnifying Party under this Article III shall survive the sale of the Trust Certificate and the Closing Date.  The indemnity contained in this Article III shall be the sole and exclusive monetary remedy of the Indemnified Parties; provided that nothing herein shall limit in any way any such parties’ remedies in respect of fraud by the other party in connection with the transactions contemplated hereby.  No party to this Agreement (or any of its affiliates) shall, in any event, be liable or otherwise responsible to any other party (or any of its affiliates) for any lost profits, consequential damages or punitive damages of such other party (or any of its affiliates) arising out of or relating to this Agreement (unless arising from a claim by a third party).  The Indemnifying Party consents to personal jurisdiction, service and venue in any court in the continental United States in which any claim subject to this Agreement is brought against any Indemnified Party.

SECTION 3.04       Amount Payable.  The amount the Indemnifying Party shall pay to the Indemnified Party with respect to a claim made pursuant to this Article III shall be an amount equal to the Adverse Consequences incurred by the Indemnified Party with respect to such claim, after giving effect to any Taxes payable by the Indemnified Party on receipt of any indemnification hereunder with respect to such claim and any tax benefit actually realizable (including deductions) by the Indemnified Party with respect to such claim for tax purposes.

SECTION 3.05       Indemnification for Tax Claims.

(a)           If a claim is made by any Tax Authority which, if successful, might result in an indemnity payment to an Indemnified Party pursuant to Section 3.01(c) hereof (a “Tax Claim”), then such Indemnified Party shall promptly notify the Indemnifying Party in writing of such claim and of any counterclaim the Indemnified Party proposes to assert; provided, however, that the failure to give such notice shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. If notice is given to the Indemnifying Party of the assertion of any Tax Claim and the Indemnifying Party does not, within 60 days after the Indemnified Party’s notice is given, assume the defense of such Tax Claim, then the Indemnified Party may in good faith, pay any Taxes asserted against such Indemnified Party under such Tax Claim.

(b)           With respect to any Tax Claim relating to a tax period ending on or prior to the Closing Date, Seller at its own expense shall control all proceedings and may make all decisions taken in connection with such Tax Claim (including selection of counsel) and, without limiting the foregoing, may in its sole discretion pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any Tax Authority with respect thereto and settle or compromise any such Tax Claim, and may, in its sole discretion, either pay the Taxes claimed and sue for a refund where applicable law permits such refund suits or contest the Tax Claim in any permissible manner; provided, however, that (i) Seller shall provide Purchaser and Vanquish Investor with a timely and reasonably detailed account of the proceedings related to such Tax Claim, and (ii) Seller shall not settle, compromise or abandon any such Tax Claim in a manner that would affect the tax treatment of the Residuals and the Related Assets after the Closing Date without obtaining the prior written consent of  Purchaser and Vanquish Investor, and (iii)  Purchaser and Vanquish Investor shall have the right to retain separate counsel at their sole cost and expense and reasonably to participate in the aspects of the prosecution or defense of such Tax Claim that may have relevance to the Tax liabilities of  Purchaser and Vanquish Investor for any Tax period ending after the Closing Date.

(c)           Seller and Purchaser shall cooperate in good faith and shall jointly represent the interests of the Company or NCF in any tax audit or administrative or court proceeding relating to any taxable period of the Company which includes (but does not begin or end on) the Closing Date.  Any disputes regarding the conduct or resolution of any such audit or proceeding shall be resolved by the Independent Accountants selected jointly by Seller and Purchaser to represent the Company in any such proceeding; provided that if Seller and Purchaser are unable to agree upon the Independent Accountants to resolve any such dispute, the party that would have the larger monetary share of the responsibility for payment of the Taxes asserted by the taxing authority in such claim or assessment if such claim or assessment were sustained in its entirety, shall choose the Independent Accountants to resolve any such dispute.

All costs, fees and expenses paid to third parties in the course of any such proceeding shall be borne by Seller and Purchaser in the same ratio as the ratio in which, pursuant to the terms of this Agreement, Seller and Purchaser would share the responsibility for payment of the Taxes asserted by the taxing authority in such claim or assessment if such claim or assessment were sustained in its entirety.

(d)           With respect to any Tax Claim against any Indemnified Party, for which the Indemnifying Party elects not to pay any Taxes asserted against such Indemnified Party under such Tax Claim, the Indemnifying Party shall reimburse the Indemnified Parties for all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and disbursements) as they are incurred in connection with investigating, preparing to defend or defending any such action, suit, claim or proceeding (including any inquiry or investigation) whether or not an Indemnified Party is a party thereto; provided that the Indemnified Parties shall submit invoices to the Indemnifying Party within 15 days of receipt from any third parties providing services to the Indemnified Parties in connection with such defense; provided further that the maximum payment for each calendar month during which the Indemnified Parties are entitled to reimbursements hereunder shall be $50,000.  If an Indemnified Party makes a claim under this Section 3.05(d) for payment or reimbursement of expenses, such expenses shall be paid or reimbursed promptly upon receipt of appropriate documentation relating thereto even if the Indemnifying Party reserves the right to dispute whether this Agreement requires the payment or reimbursement of such expenses.

ARTICLE 4

MISCELLANEOUS

SECTION 4.01.      Notices.  All notices, demands and other communications which may be or are required to be given hereunder or with respect hereto shall be in writing and shall be deemed given two (2) business days following the date when mailed, postage prepaid, by certified mail, return receipt requested, or when delivered by overnight courier service addressed to Purchaser, Vanquish Investor or Seller at its address as set forth on the signature page of this Agreement or to such other address as a party may designate hereafter by written notice to the other parties.

SECTION 4.02.      Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto, and to their respective legal representatives, heirs, executors, administrators, successors and assigns.    Each party hereto agrees that it will not assign this Agreement without the other parties’ prior written consent.

SECTION 4.03.      Costs and Attorneys’ Fees.  In the event of a lawsuit arising out of or relating to this Agreement, the prevailing party is entitled to recover costs and reasonable attorneys’ fees incurred in connection with the lawsuit, as determined by the court.

SECTION 4.04.      Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 4.05.      Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 4.06.      Entire Agreement.  This Agreement (including the Purchase Agreement and the documents referred to therein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

SECTION 4.07.      Headings.  The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 4.08.      Governing Law.   This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such State, without giving effect to conflicts of laws principles thereof (other than Section 5-1401 of the New York General Obligations Law).

SECTION 4.09.      Survival.  The indemnities, representations, warranties and other statements of the Seller set forth herein will remain in full force and effect and will survive the Closing Date under the Purchase Agreement and will survive for the Survival Period.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement the day and year first above written.

PURCHASER:

VCG OWNERS TRUST
By: VCG Securities, LLC, as Sponsor and Beneficial Owner

By:	/s/ Donald S. Uderitz
Name:	Donald S. Uderitz
Title:	Member and Manager
Address:	407 SE 1st Street
Delray Beach, FL 33483

VANQUISH INVESTOR:

VCG SECURITIES LLC

By:	/s/ Donald S. Uderitz
Name:	Donald S. Uderitz
Title:	Member and Manager
Address:	407 SE 1st Street
Delray Beach, FL 33483

SELLER:

THE FIRST MARBLEHEAD CORPORATION

By:	/s/ Gary F. Santo, Jr.
Name:	Gary F. Santo, Jr.
Title:	Managing Director
Address:	The First Marblehead Corporation
The Prudential Tower
800 Boylston Street - 34th Floor
Boston, MA 02199-8157